                                                                    EXHIBIT 10.4

                                    LICENSING
                                    AGREEMENT

                                       FOR

                                EO-9 AND ANALOGS

             This Agreement is made by and between the undersigned:

                              NeoTherapeutics, Inc.
                              157, Technology Drive
                                Irvine, CA 92618
                                       USA

                                       and

                            NDDO Research Foundation
                               Amstelveenseweg 641
                                1081 JD Amsterdam
                                 The Netherlands


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This Agreement to License is made the 29th of June 2001 between


UNDERSIGNED

The "Stichting" NDDO Research Foundation, formerly "The Stichting New Drug Development Office", having its principal office at Amstelveenseweg 641, 1081 JD Amsterdam, The Netherlands, hereinafter referred to as NDDO, a foundation for the development of new anti-cancer agents, organized and existing under the laws of The Netherlands, acting in its own capacity, and legally represented by its chairman, Mr. R.J. Vles

AND

The Faculty of Science of the University of Amsterdam, formerly the the Faculty of Chemistry, having its residence at Kruislaan 404, 1098 SM Amsterdam, The Netherlands, legally represented in this matter by Prof. W. Hoogland, Dean of the Faculty of Science, who was granted power of representation by the University's Executive Board, hereinafter referred to as the UNIVERSITY

AND

New Chemical Entities Limited, hereinafter referred to as NCE, formerly ITI, having its office at Starboard, Longpark, East Portlemouth, Salcombe TQ8 8PA, England, represented by the Directors Prof. R.K. Rondel and Mr. M. Ilsley

AND

Dr. E.A. Oostveen, one of the inventors of the compounds covered by the patents hereinafter defined having his residence at Van Broeckhuysenstraat 25, 6721 TC Bennekom, The Netherlands, hereinafter referred to as the INVENTOR

AND

NeoTherapeutics Inc., having its place of business at 157 Technology Drive, Irvine, CA 92618, USA, along with its subsidiary NeoOncoRx, Inc., and hereinafter referred to as the COMPANY,


CONSIDERING

1. That research undertaken in the Department of Organic Chemistry of the UNIVERSITY during the period 1982-1989 under the responsibility of Prof. Dr. W.N. Speckamp has resulted in synthesizing a series of compounds known as Indoloquinones which hereinafter the compounds and products derived from the compounds are referred to as the COMPOUNDS

2. That the antitumor activity of the COMPOUNDS has been evaluated by cancer research institutes in Europe and the USA under the auspices of NDDO, and much of this research was paid for by NDDO


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3.     That the COMPOUNDS are covered by the following PATENTS filed in the name of the UNIVERSITY, mentioning Prof. Dr. W.N. Speckamp and Dr. E.A. Oostveen as inventors and owned by NDDO, UNIVERSITY, NCE, and INVENTOR:

        COUNTRY/TERRITORY                     PATENT NUMBER
        -----------------                     -------------
        Australia                             615877
        Denmark                               171079
        Europe                                0302874
        Japan                                 2120020
        U.S.A.                                5079257

4. That the development and exploitation of the COMPOUNDS and PATENTS are subject to agreements between NDDO, UNIVERSITY, NCE and INVENTOR dated April 9, 1998 / April 21, 1998 / April 29, 1998 / June 10, 1998, which agreement makes up Exhibit A of this Agreement. This Agreement replaced the Agreement attached to the letter of "Ekelmans Den Hollander" to the Technology Transfer Point of the University of Amsterdam, dated June 21, 1990, made by and between the UNIVERSITY, NDDO, and NCE, which replaced the agreement between the UNIVERSITY and ITI laid down in the letter of authority dated 29 July 1984/8 August 1984/20 August 1984.

5. As set out in the co-operation agreement between NDDO, UNIVERSITY, NCE and INVENTOR dated April 9, 1998 / April 21, 1998 / April 29, 1998 / June 10, 1998, NDDO and NCE are exclusively authorized to act on behalf of the UNIVERSITY and the INVENTOR in matters detailed below. In such matters NDDO will be representing all parties and NDDO will be the entity to be notified by COMPANY.

ARE AGREED AS FOLLOWS

6. All information whatsoever known now and after the signing of this Agreement concerning the COMPOUNDS and their related compounds which are the subject of PATENTS detailed in the foregoing paragraph 3 shall be freely exchanged between and used by the UNIVERSITY and the NDDO and the COMPANY and not released to third parties unless prior agreement has been given in writing by NDDO to the COMPANY

7. The NDDO and NCE grants the COMPANY the right to a sole and exclusive License to sell compounds derived from the COMPOUNDS to all markets in the World, hereinafter called the MARKET

8. The COMPANY shall pay to NDDO the sum of one hundred thousand U.S. Dollars and transfer ownership of thirty thousand shares of the COMPANY for an exclusive World-wide License to market the COMPOUNDS and payment of such sum and transfer of ownership in the shares to be made on signing this agreement; the COMPANY further undertakes to pay for all subsequent costs of progressing the PATENTS and developing the COMPOUNDS for sale in the MARKET

9. The shares in the COMPANY are quoted as NASDAQ:NEOT and may not be sold until one year has elapsed from the date of signing this contract but if at one year from the date of signing this contract their value is less than $100,000 the COMPANY will pay the NDDO such


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       sum in cash, COMPANY stock, or other negotiable security as will bring their value up to $100,000


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10.    Upon filing a New Drug Application in the U.S.A., Australia or Japan or
       equivalent application showing proof of efficacy and safety in a major European market (Germany, United kingdom, France, Italy, Spain) the COMPANY will pay US $200,000 to NDDO

11. Within one month of the date of approval for marketing the COMPOUND by the relevant regulatory authorities in the U.S.A., Japan, Australia or the first European country were the product obtains approval, the COMPANY will pay NDDO $600,000

12. The COMPANY shall every three months pay to NDDO a Royalty of 5 percent of the value on net sales, (being the total revenues generated by NeoTherapeutics or its subsidiaries by the sale of the compounds derived from the COMPOUNDS, minus taxes, tariffs and shipping) of the COMPOUND in the MARKET during the proceeding three months and send a copy of the computation to NDDO and to NCE; annually the COMPANY shall send a computation of the previous twelve months Sales and Royalties certified correct by its external Public Accountants. This Article survives the end of the Agreement as laid down in Article 23.2.

13. NDDO will provide the COMPANY on the date of this contract with a copy of all data on the COMPOUNDS and will make all clinical supplies and penultimate drug substances of the COMPOUNDS available to COMPANY. For the purposes set out below in Articles 14-17, NDDO, UNIVERSITY, NCE and INVENTOR are allowed to dispose such supplies and substances as well. The parties are under the obligation to reach an agreement with respect thereto, before said supplies and substances are made available to COMPANY.

14. The NDDO and NCE and the COMPANY and their respective Agents shall work together throughout the development of the COMPOUNDS and thereafter to facilitate approval by the relevant regulatory authorities in the MARKET and shall where appropriate negotiate fees to be paid to the UNIVERSITY or the NDDO or other parties when they undertake inter alia the following

       14.1 experimental and clinical trials work to be undertaken during the continuing development of the compounds

       14.2   application and negotiations for clinical trials certificates

       14.3   preparation of international registration dossiers

       14.4   negotiation of drug registrations

       14.5   such other work as shall be agreed between the Parties

15. The COMPANY shall use commercially reasonable efforts in conjunction with the UNIVERSITY and NDDO to expeditiously undertake development work on the COMPOUNDS aiming to launch marketable product or products in as many Countries in the MARKET as soon as is reasonably possible, ensuring that the names of the INVENTORS are mentioned in all publications and patent applications based on their work.

16. The COMPANY shall have first right of refusal to license any new derivatives of the COMPOUNDS including, but not limited to pharmaceutical compositions, COMPOUND analogues and methods of using same independently developed by the UNIVERSITY or the NDDO. Moreover, COMPANY shall have the right to file for patents on any derivatives of the COMPOUNDS including, but not limited to pharmaceutical preparations, COMPOUND analogous and methods of using same, that are developed independently by the COMPANY. However, the COMPANY agrees to grant to the UNIVERSITY and NDDO a royalty free, paid


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       up in full, non-exclusive research only license on any COMPOUND related technology it independently develops and patents. Furthermore, the COMPANY shall have first right of refusal to license any new derivatives of the COMPOUNDS including, but not limited to pharmaceutical compositions, COMPOUND analogues and methods of using same jointly developed by the COMPANY and the UNIVERSITY and/or the NDDO. The COMPANY also expressly reserves the right of first refusal to prosecute patents for any new derivatives of the COMPOUNDS including, but not limited to pharmaceutical compositions, COMPOUND analogues and methods of using same independently developed by the UNIVERSITY or the NDDO should they chose not to, and to prosecute patents on any joint inventions.

17. The UNIVERSITY and the INVENTORS and the NDDO are entitled to publish the results arising from their work on the COMPOUNDS; A draft copy will be sent to the COMPANY to identify possible patentable subject matters or proprietary information. COMPANY may amend the copy or postpone publication, by means of a written notification to NDDO, UNIVERSITY and/or INVENTOR, (with a maximum of one year after the date notification) until all confidential information is deleted from the manuscript and / or until a patent application, as specified in Article 16, covering the subject matter disclosed in the submission is filed.

18. This Agreement is entered into in good faith and nothing in the foregoing implies or is intended to imply that UNIVERSITY or INVENTOR or NDDO or NCE warrant that COMPOUNDS have or will have ultimate therapeutic utility in humans or animals. If on the other hand the marketable product derived from the COMPOUNDS to be sold by COMPANY may cause any damage to humans or animals, COMPANY shall indemnify UNIVERSITY, INVENTOR, NDDO and NCE against any liability arising therefrom.

19. The COMPANY and the UNIVERSITY and the INVENTOR and NDDO and NCE shall each at all times use reasonable efforts to give credit for the work undertaken by the other Party and uphold the good reputation of the other Party

20. The COMPANY is responsible for the maintenance of the rights into the PATENTS by paying the fees due in respect thereof. For that purpose, NDDO will forward the fee notes concerned to the COMPANY. Copies of such fee notes shall be returned to NDDO by COMPANY, mentioning SETTLED ON [DATE]. Consequently, the risk of lapse of rights into the PATENTS shall be born by COMPANY subject to COMPANY having received adequate and timely pre-notification. UNIVERSITY/NDDO/NCE/INVENTOR shall grant authority to COMPANY to pursue infringement of the PATENTS, on the basis of which authority to COMPANY shall vigorously pursue infringements of the PATENTS. UNIVERSITY/NDDO/NCE/INVENTOR shall grant COMPANY the authority to file new patent applications with respect to the marketable products derived from the COMPOUNDS. UNIVERSITY/NDDO/NCE/INVENTOR shall provide COMPANY with all necessary co-operation with respect to such patent applications, submitted to the restrictions set out in Article 16.

21. The COMPANY shall, at its own expense, defend and if found guilty, accept liability for claims by third parties for infringements of patents owned by third parties and/or, for Product liability

22. COMPANY has the right to sublicense the COMPOUNDS in all MARKETS. The COMPANY retains the responsibility to ensure that sub-licensee fulfils the obligations of this Agreement. Except as provided for herein, COMPANY shall not assign any of its rights or obligations under the terms of this Agreement, nor shall it grant any sub-licenses with respect to the


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       COMPOUNDS without prior written approval of UNIVERSITY/NDDO/NCE/INVENTOR, such written approval will not be unreasonable withheld. NDDO agrees to respond to such requests within 30 days. However, should such assignment of rights or obligations of this Agreement, and/or sub-license thereof, be coincident to the sale of the COMPANY, or should said assignment of rights or obligations of this Agreement, and/or sub-license thereof be to a wholly owned subsidiary of the COMPANY, written approval of UNIVERSITY/NDDO/NCE/INVENTOR shall not be required.

23.    Term and Termination

       23.1 Unless otherwise terminated under provisions of Article 23.2, this Agreement and the license granted under Article 7 shall continue until such time as all Patents have Expired, at which time the exclusive license rights of the COMPANY set forth in Article 7 shall be deemed to be converted into a fully paid, exclusive, worldwide, irrevocable, sublicensable license of the COMPOUNDS to make, have made, use, sell, offer to sell, import and have sold products incorporating or utilizing, practice methods covered thereby, and otherwise to commercialize and exploit, the COMPOUNDS.

              Furthermore, in consideration for continued technical support and know how, COMPANY agrees to pay NDDO a royalty of 2.5% on net sales as defined in section 12 after the expiration of the last PATENT covered by this license. However, COMPANY's obligations under this section and section 12 of this LICENSE AGREEMENT will cease no later than the earliest of: 1) five (5) years after the last PATENT expires, or 2) the sale of any generic form of the COMPOUNDS by a third party after the last PATENT expires.

       23.2 The COMPANY may terminate this Agreement, at their option and without prejudice to any of its other legal and equitable rights and remedies, by giving the UNIVERSITY/NDDO/NCE/INVENTOR notice in writing at least three (3) months in advance of the effective date of such termination.

       23.3 Should the COMPANY terminate this Agreement without cause, the provisions of Articles 6, 9, 12, and 17 shall remain in force until all obligations under the aforementioned Articles have been fulfilled.

       23.4   Upon termination of this Agreement, each party will within thirty
              (30) days return to the other all tangible Confidential Information and Property of the other party (except one copy which may be retained by legal counsel solely for evidentiary purposes in the event of a dispute), and each party will deliver to the other a copy of any documentation in its possession or control specifically relating to the Joint Inventions.

24. COMPANY, NDDO, NCE, UNIVERSITY and INVENTOR shall be excused from performance under this Agreement for any period and to the extent that it is prevented from performing any Services pursuant to this Agreement, in whole or in part, as a result of any event of force majeure, including an act of God, war, civil disturbance, court order, labour disputes, or other cause beyond its reasonable control, and such non-conformance shall not be a default hereunder or a ground for termination of this Agreement as otherwise provided herein.


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25.    This Agreement (including any Attachments hereto) constitutes the entire
       Agreement between COMPANY, NDDO, NCE, UNIVERSITY and INVENTOR and supersedes all prior oral or written agreements or understandings with respect to this Agreement. This Agreement may not be waived, amended, modified or cancelled except by a written instrument executed by one of the Parties against whom such waiver, amendment, modification or cancellation is sought to be enforced. This agreement shall be governed by and construed in accordance with the law of The Netherlands. Any disputes arising out or in connection with this agreement of the performance there of shall be submitted to the Amsterdam court, which shall have exclusive jurisdiction.

Waiver by either Party or the failure by either Party to claim a breach of any provision of this Agreement or exercise any right or remedy provided by this Agreement or applicable law, shall not be deemed to constitute a waiver with respect to any subsequent breach of any provision hereof. The terms and provisions hereof shall bind and inure to the benefits of PARTIES and their respective successors and permitted assigns.

UNDERSIGNED

NDDO Research Foundation                     The University of Amsterdam


/s/R. J. Vles                                /s/Walter Hoogland
By: R.J. Vles,                               By: Prof. W. Hoogland
Title: Chairman                              Title: Dean, Faculty of Science
Date: July 3, 2001                           Date: July 6, 2001




New Chemical Entities Limited                Inventor


/s/Martin Ilsley                             /s/ E. A. Ostveen
By: Martin Ilsley                            By: Dr. E.A. Oostveen, Ph.D.
Title: Director                              Title: Inventor
Date: July 11, 2001                          Date: July 5, 2001




Company

/s/Alvin J. Glasky
By: Dr. A.J. Glasky, Ph.D.
Title: Chairman, Chief Executive Officer & Chief Scientific Officer
Date: July 17, 2001


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